                            DeGolyer and MacNaughton
                       4925 Greenville Avenue, Suite 400
                               One Energy Square
                              Dallas, Texas 75206

                                                                    Exhibit 23.2

                                 March 20, 2002


The Wiser Oil Company
8115 Preston Road, Suite 400
Dallas, Texas 75225

Gentlemen:

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44171, 33-62441, 33-44172, 333-22525, and
333-15083) relating to the stock incentive plans of The Wiser Oil Company (the Company) of our reserves estimates included in the Annual Report on Form 10-K (the Annual Report) of the Company for the year ended December 31, 1997, and to the references to our firm included in the Annual Report. Our estimates of the oil, condensate, natural gas liquids (shown collectively as "Oil and NGL"), and natural gas reserves of certain properties owned by the Company are contained in our reports entitled "Appraisal Report as of December 31, 2001 on Certain Properties owned by The Wiser Oil Company - Proved Reserves," "Appraisal Report as of December 31, 1999 on Certain Properties owned by The Wiser Oil Company - Proved Reserves," and "Appraisal Report as of December 31, 2000 on Certain Properties owned by The Wiser Oil Company - Proved Reserves." Reserves estimates from our reports are included in the sections "Principal Oil and Gas Properties," "Oil and Gas Reserves," and "Supplemental Financial Information for the years ending December 31, 2001, 2000, and 1999 (unaudited) - Oil and Gas Reserves." Also included in the third section mentioned above are reserves estimates from our "Appraisal Report as of December 31, 1998 on Certain Properties owned by The Wiser Oil Company - Proved Reserves." In the sections "Summary Reserve and Operating Data" and "Oil and Gas Reserves," estimates of reserves, revenue, and discounted present worth set forth in our above mentioned reports have been combined with estimates of reserves, revenue, and discounted present worth prepared by another petroleum consultant. We are necessarily unable to verify the accuracy of the reserves, revenue, and present worth values contained in the Annual Report when our estimates have been combined with those of another firm.

                                                   Very truly yours,


                                                   /s/ DeGOLYER and MacNAUGHTON
                                                       DeGOLYER and MacNAUGHTON